BYLAWS

                                       OF
                              FSP INVESTMENT TRUST
                           (a Delaware Business Trust)

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I - DEFINITIONS........................................................1


ARTICLE II - OFFICES...........................................................1

         Section 1.  Resident Agent............................................1
         Section 2.  Offices...................................................1

ARTICLE III - SHAREHOLDERS.....................................................1

         Section 1.  Meetings..................................................1
         Section 2.  Notice of Meetings........................................2
         Section 3.  Record Date for Meetings and Other Purposes...............2
         Section 4.  Proxies...................................................2
         Section 5.  Action Without Meeting....................................3

ARTICLE IV - TRUSTEES..........................................................4

         Section 1.  Meetings of the Trustees..................................4
         Section 2.  Quorum and Manner of Acting...............................5

ARTICLE V - COMMITTEES.........................................................5

         Section 1.  Executive and Other Committees............................5
         Section 2.  Meetings, Quorum and Manner of Acting.....................6

ARTICLE VI - OFFICERS..........................................................6

         Section 1.  General Provisions........................................6
         Section 2.  Term of Office and Qualifications.........................7
         Section 3.  Removal...................................................7
         Section 4.  Powers and Duties of the President........................7
         Section 5.  Powers and Duties of Vice Presidents......................8
         Section 6.  Powers and Duties of the Treasurer........................8
         Section 7.  Powers and Duties of the Secretary........................8
         Section 8.  Powers and Duties of Assistant Treasurers.................9
         Section 9.  Powers and Duties of Assistant Secretaries................9
         Section 10. Compensation of Officers and Trustees and Members of the
                     Advisory Board............................................9

ARTICLE VII - IDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS.......9

         Section 1.  Agents, Proceedings, Expenses.............................9
         Section 2.  Indemnification..........................................10
         Section 3.  Limitations, Settlements.................................10
         Section 4.  Insurance, Rights Not Exclusive..........................11
         Section 5.  Advance of Expenses......................................11
         Section 6.  Fiduciaries of Employee Benefit Plan.....................12

ARTICLE VIII - FISCAL YEAR....................................................12


ARTICLE IX - SEAL.............................................................12


ARTICLE X - WAIVERS OF NOTICE.................................................12


ARTICLE XI - CUSTODY OF SECURITIES............................................13

         Section 1.  Action Upon Termination of Custodian Agreement...........13
         Section 2.  Provisions of Custodian Agreement........................13
         Section 3.  Acceptance of Receipts in Lieu of Certificates...........14

ARTICLE XII - AMENDMENTS......................................................14


ARTICLE XIII - INSPECTION OF BOOKS............................................15

                                     BYLAWS
                                       OF
                              FSP INVESTMENT TRUST

                                    ARTICLE I
                                   DEFINITIONS

         Any terms defined in the Trust Instrument of FSP Investment Trust as dated December 12, 2001, as amended from time to time, shall have the same meaning when used herein.


                                   ARTICLE II
                                     OFFICES

         Section 1. Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of State of Delaware.

         Section 2. Offices. The Trust may have its principal office and other offices in such places within as well as without the State of Delaware as the Trustees may from time to time determine.


                                   ARTICLE III
                                  SHAREHOLDERS

         Section 1. Meetings. Meetings of the Shareholders shall be held as provided in the Trust Instrument at such place within or without the State of Delaware as the Trustees shall designate.

         Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his/her address as recorded on the register of the Trust mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his/her current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his/her attorney thereunto authorized, is filed with the records of the meeting.

         Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding sixty (60) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determinations of the persons to be treated as Shareholders of record for such purposes, subject to the provisions of the Trust Instrument.

         Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record as of the record date shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Trust Instrument to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by two or more persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or legally incompetent, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, the person may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. For purposes of this Section, a proxy granted by telephone, telegram, telex, telecopy, internet, computer interface or other electronic method of document transfer shall be deemed "executed by or on behalf of a Shareholder."

         Section 5. Action Without Meeting. Any action that may be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV
                                    TRUSTEES

         Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President or Secretary, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be sent by facsimile, telegraphed, cabled, or sent by internet, computer interface or other electronic method of document transfer to each Trustee at his/her business address, or personally delivered to him or her at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting. Pursuant to Section 4.05 of the Trust Instrument, the Trustees shall appoint one of their numbers to be Chairman of the Board of the Trustees. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Trust Instrument or these Bylaws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V
                                   COMMITTEES

         Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Trust Instrument or these Bylaws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation, the Committee may elect its own Chairman.

         Section 2. Meetings, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

         The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be kept with the records of the Trust.


                                   ARTICLE VI
                                    OFFICERS

         Section 1. General Provisions. The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

         Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Trust Instrument or these Bylaws, the President, the Treasurer and the Secretary shall each hold office until his or her successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and Treasurer may be the same person. A Vice President and the Treasurer or Assistant Treasurer or a Vice President and the Secretary or Assistant Secretary may be the same person, but the offices of Vice President and Secretary and Treasurer shall not be held by the same person. The President shall hold no other office. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

         Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

         Section 4. Powers and Duties of the President. The President may call meetings of the Trustees and of any Committee thereof when he or she deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he or she shall at all times exercise a general supervision and direction over the affairs of the Trust. He or she shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he/she may find necessary to transact the business of the Trust. He or she shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Trustees.

         Section 5. Powers and Duties of Vice Presidents. In the absence or disability of the President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees and the President.

         Section 6. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds of the Trust that may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these Bylaws. He or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders among the Trust records; he or she shall have custody of the seal of the Trust; he or she shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these Bylaws and as required by law; and subject to these Bylaws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 8. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 9. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees.

         Section 10. Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Trust Instrument, the compensation of the officers and Trustees and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.


                                   ARTICLE VII
                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         Section 1. Agents, Proceedings, Expenses. For the purpose of this Article, "agent" means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; "proceeding" means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and "expenses" includes, without limitation, attorneys, fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever.

         Section 2. Indemnification. Subject to any applicable provision of the Trust Instrument and to the exceptions and limitations contained in Section 3 of this Article VII, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

        Section 3.   Limitations,   Settlements. No   indemnification  shall  be
provided hereunder to an agent:

                                a. who shall have been adjudicated, by the court or other body before which the proceeding was brought, to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

                                b. with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

                                    (1) by the court or other body before  which
                                        the proceeding was brought;

                                    (2) by at least a majority of those Trustees
                                        who are  neither  Interested  Persons of
                                        the  Trust  nor  are   parties   to  the
                                        proceeding   based   upon  a  review  of
                                        readily available facts (as opposed to a full trial-type inquiry); or

                                    (3) by written opinion of independent  legal
                                        counsel  based  upon a review of readily
                                        available  facts (as  opposed  to a full
                                        trial-type inquiry);  provided, however,
                                        that  indemnification  shall be provided
                                        hereunder  to an agent  with  respect to
                                        any  proceeding  in the  event  of (1) a
                                        final  decision  on  the  merits  by the
                                        court or other  body  before  which  the
                                        proceeding  was  brought  that the agent
                                        was not  liable by  reason of  disabling
                                        conduct,  or (2)  the  dismissal  of the
                                        proceeding  by the  court or other  body
                                        before   which   it  was   brought   for
                                        insufficiency   of   evidence   of   any
                                        disabling conduct with which such agent has been charged.

         Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided (i) may be insured against by policies maintained by the Trust on behalf of any agent, (ii) shall be severable, (iii) shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and (iv) shall inure to the benefit of the agent's heirs, executors and administrators.

         Section 5. Advance of Expenses. Expenses incurred by an agent in connection with the preparation and presentation of a defense to any proceeding may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such agent that such amount will be paid over by him or her to the Trust if it is ultimately determined that he or she is not entitled to indemnification under this Article VII; provided, however, that (a) such agent shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding, or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such agent will be found entitled to indemnification under this Article VII.

         Section 6. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article VII.

                                  ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the Trust shall begin on the first day of February in each year and shall end on the 31st day of January in each year, provided, however, that the Trustees may from time to time change the fiscal year.


                                   ARTICLE IX
                                      SEAL

         The Trustees may adopt a seal that shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.


                                    ARTICLE X
                                WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Trust Instrument or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or sent by Internet, computer interface or other electronic method of document transfer for the purposes of these Bylaws when it has been delivered to a representative of the Trust or any telegraph or cable company with instructions that it be telegraphed, cabled or sent by other electronic method of document transfer.


                                   ARTICLE XI
                              CUSTODY OF SECURITIES

         Section 1. Action Upon Termination of Custodian Agreement. Upon termination of a Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding voting securities, the Custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         Section 2. Provisions of Custodian Agreement. The following provisions shall apply to the employment of a Custodian and to any contract entered into with the Custodian so employed:

         The Trustees shall cause to be delivered to the Custodian all securities included in the Trust Property or to which the Trust may become entitled, and shall order the same to be delivered by the Custodian only in completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person, or other disposition thereof, all as the Trustees may generally or from time to time require or approve or to a successor Custodian; and the Trustees shall cause all funds included in the Trust Property or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to shareholders, or to a successor Custodian. In connection with the Trust's purchase or sale of futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Trust of any securities or other property, funds from the Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

         Section 3. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.


                                   ARTICLE XII
                                   AMENDMENTS

         These Bylaws, or any of them, may be altered, amended or repealed, or new Bylaws may be adopted by (a) a vote of a majority of the Shares outstanding and entitled to vote or (b) the Trustees, provided, however, that no Bylaw may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Trust Instrument or these Bylaws, a vote of the Shareholders.


                                  ARTICLE XIII
                               INSPECTION OF BOOKS

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.